Exhibit 4.1

EXECUTION VERSION

EGALET CORPORATION,

as Issuer,

the Guarantors party hereto as of the date hereof,

any Guarantor that becomes party hereto pursuant to Section 4.10 hereof

AND

THE BANK OF NEW YORK MELLON,

as Trustee

INDENTURE

Dated as of December 27, 2017

6.50% Convertible Senior Notes due 2024

i

EXHIBITS

Exhibit A	Form of Note	A-1
Exhibit B	Form of Supplemental Indenture to be Delivered by Guarantors	B-1
Exhibit C	Form of Warrant	C-1

INDENTURE dated as of December 27, 2017 between Egalet Corporation, a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), the Guarantors party hereto as of the date hereof, any other Guarantor that becomes party hereto pursuant to Section 4.10 and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 6.50% Convertible Senior Notes due 2024 (the “Notes”), initially in an aggregate principal amount not to exceed $23,888,000 (the “Initial Notes”), and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, payment of the Notes will be guaranteed by each Guarantor pursuant to this Indenture, and each Guarantor has duly authorized the execution and delivery of this Indenture and its Note Guarantee hereunder; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes and the Form of Supplemental Indenture to be Delivered by Guarantors are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company and the Guarantors each covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01          Definitions.  The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.  The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.  The terms defined in this Article include the plural as well as the singular.

“5.50% Notes Exchange” means the exchange of a portion of the Company’s existing 5.50% Convertible Senior Notes due 2020 for the new Notes issued on the Issue Date under this Indenture, pursuant to the Exchange Agreements.

“Additional Interest” means all amounts, if any, payable pursuant to Section 6.03.

“Additional Shares” shall have the meaning specified in Section 14.03(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Share Cap” shall mean the maximum number of authorized and unissued shares of Common Stock that the Company has reserved for settling its Conversion Obligations (and Interest Make-Whole Payments) in respect of conversions of the Notes, unless and until the Company receives Stockholder Approval, which as of the date hereof is 4,389,186. The Aggregate Share Cap shall be adjusted (x) if the Company effects a share split or share combination of the Company’s Common Stock as described in Section 14.04(a) (but shall not be adjusted for any other increase in the applicable Conversion Rate) and (y) on a one-for-one basis by the number of any authorized and unissued shares of Common Stock previously reserved for issuance in respect of the Notes or other transactions or obligations that become no longer so reserved prior to the time that the Company obtains Stockholder Approval.

“Applicable Law” shall have the meaning specified in Section 17.17.

“Blocker Provision” shall have the meaning specified in Section 14.13(a).

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York, New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated)

stock issued by that entity, but for the avoidance of doubt, excluding any debt securities convertible into such stock.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Company, par value $0.001 per share, at the date of this Indenture, subject to Section 14.07.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by one of its Officers and delivered to the Trustee.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01(a).

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 14.01(a).

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, New York, New York 10286, Attention: Corporate Trust Administration or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily VWAP” means the per share volume-weighted average price for the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “EGLT <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).  The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Debtor Relief Law” means Title 11 of the United States Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Fundamental Change Repurchase Price, the Redemption Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Effective Date” shall have the meaning specified in Section 14.03(c), except that, as used in Section 14.04 and Section 14.05, “Effective Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Event of Default” shall have the meaning specified in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Indebtedness” means (i) indebtedness owed by the Company to any of its Subsidiaries or by any Subsidiaries of the Company to the Company or to any other Subsidiary of the Company to the Company and (ii) purchase money financing for equipment and inventory and capital lease obligations so long the obligations in respect thereof are not guaranteed by the Company or any Subsidiary of the Company.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Agreement” means each of the Exchange Agreements, dated December 20, 2017, by and between the Company and the undersigned party thereto on behalf of itself and, to the extent applicable, on behalf of other investors, as amended, supplemented or otherwise modified from time to time.

“Floor Price” means $1.16.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)           a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its direct or indirect Wholly Owned Subsidiaries and the employee benefit plans of the Company and its direct or indirect Wholly Owned Subsidiaries has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b)           the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of the Company’s direct or indirect Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)           the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d)           the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors);

provided, however, that a transaction or transactions described in clause (a) or clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by holders of the Common Stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ rights (subject to the provisions of Section 14.02(a)). For purposes of the definition of “Fundamental Change,” any transaction that constitutes a Fundamental Change pursuant to both clause (a) and clause (b) of the definition thereof shall be deemed a Fundamental Change solely under clause (b) of the definition thereof. If any transaction occurs in which the Common Stock is converted into, or exchanged for, Reference Property consisting of Common Equity of another entity, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (d) of the definition thereof, following the effective date of such transaction), references to the Company in this definition shall instead be references to such other entity.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“GAAP” means generally accepted accounting principles in the United States, consistently applied, set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession of the United States, which are in effect as of the date of determination.

“given” with respect to any notice to be given to a Holder pursuant to this Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary (in the case of a Global Note) or (x) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Note Register, in each case in accordance with Section 17.03.  Notice so “given” shall be deemed to include any notice to be “mailed” or “delivered,” as applicable, under this Indenture.

“Global Note” shall have the meaning specified in Section 2.05(b).

“Guarantor” means (i) each Subsidiary of the Company that executes this Indenture as a guarantor on the Issue Date, (ii) each other Subsidiary of the Company that thereafter guarantees the Notes pursuant to the provisions of this Indenture and (iii) the respective successors and assigns of such Subsidiaries, as required hereunder, in each case, until such time as any such Subsidiary shall be released and discharged of its obligations in accordance with this Indenture.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Initial Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Interest Make-Whole Payment” shall have the meaning specified in Section 14.01(c)(i).

“Interest Payment Date” means each July 1 and January 1 of each year, beginning on July 1, 2018; provided that the final Interest Payment Date shall be December 31, 2024.

“Issue Date” means December 27, 2017.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Relevant Stock Exchange.  If the Common Stock is not listed for trading on a Relevant Stock Exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.  If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.03(a).

“Maturity Date” means December 31, 2024.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Notes that may from time to time be entered into by a Subsidiary of the Company in accordance with the provisions of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Conversion” shall have the meaning specified in Section 14.02(b).

“Officer” means, with respect to the Company or any Guarantor, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, the Assistant Treasurer, the Secretary, any Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officer’s Certificate,” when used with respect to the Company or any Guarantor, means a certificate that is delivered to the Trustee and that is signed by any Officer of the Company or such Guarantor, as the case may be.  Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section.  The Officer giving an Officer’s Certificate pursuant to Section 4.08 shall be the principal executive, financial or accounting officer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means, with respect to the Company or any Guarantor, an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company or such Guarantor, as the case may be, that is delivered and acceptable to the Trustee, which opinion may contain customary exceptions and qualifications as to the matters set forth therein.  Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section 17.05.

“Optional Redemption” shall have the meaning specified in Section 16.01.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)           Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)           Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)           Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)           Notes converted pursuant to Article 14 and required to be cancelled pursuant to Section 2.08;

(e)           Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.10; and

(f)            Notes redeemed pursuant to Article 16.

“Paying Agent” shall have the meaning specified in Section 4.02.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Redemption Date” shall have the meaning specified in Section 16.02(a).

“Redemption Notice” shall have the meaning specified in Section 16.02(a).

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Notes on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, means the June 15 or December 15 (whether or not such day is a Business Day) immediately preceding the applicable July 1 or January 1 Interest Payment Date (or December 31 Interest Payment Date in respect of the final Interest Payment Date on December 31, 2024), respectively.

“Relevant Stock Exchange” means The NASDAQ Global Market or, if the Common Stock is not then listed on The NASDAQ Global Market, the principal other U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Rule 1-02(w) of Regulation S-X under the Exchange Act.

“Specified Corporate Event” shall have the meaning specified in Section 14.07(a).

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Stock Price” shall have the meaning specified in Section 14.03(c).

“Stockholder Approval” means when each of the following occurs:

(a) the Company amends its certificate of incorporation to increase the number of authorized shares of the Company’s Common Stock to an amount sufficient, after taking account of all shares of Common Stock reserved or necessary to satisfy the Company’s obligations (other than pursuant to this Indenture) to issue shares of Common Stock in accordance with any contractual or other enforceable obligation of the Company, to:

(i) settle the conversion of all then-outstanding Notes at the Conversion Rate then applicable, after giving effect to the maximum number of additional shares of Common Stock that may then be added to the Conversion Rate pursuant to Section 14.03 and to settle the exercise of all then-outstanding Warrants, if any, issued upon conversion of any Notes prior to the date of such Stockholder Approval, pursuant to Section 14.02; and

(ii) to pay the maximum remaining Interest Make-Whole Payment in respect of all then-outstanding Notes in shares of the Common Stock; and

(b) the Company has reserved such amount of shares of Common Stock for future issuance as required pursuant to this Indenture.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the Relevant Stock Exchange or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day.

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“Warrants” means the warrants to purchase Common Stock, substantially in the form of Exhibit C, which may be issued from time to time pursuant to Section 14.02 hereof.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%.”

Section 1.02                             References to Interest.  Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.03.  Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01                             Designation and Amount.  The Notes shall be designated as the “6.50% Convertible Senior Notes due 2024.”  The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $23,888,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02                             Form of Notes.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture.  To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as any Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers, exchanges or issuances of additional Notes (to the extent such issuances are fungible with the Notes represented by such Global Note for U.S. federal income tax and securities law purposes) permitted hereby.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian (if other than the Trustee), at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture.  Payment of principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03                             Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.

(a)                                 The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  Each Note shall be dated the date of its authentication and shall bear interest at the rate of 6.50% per year from the date specified on the face of such Note; provided that if Stockholder Approval is not obtained on or prior to July 1, 2018, from and after such date the Notes shall bear interest at the rate of 10.00% per year unless and until Stockholder Approval is obtained and the Company delivers notice thereof to the Holders and the Trustee in accordance with Section 14.08(d).  Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

(b)                                 The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date.  The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the continental United States of America, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Company shall pay, or cause the Paying Agent to pay, interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.  Notwithstanding anything to the contrary herein, the Company may pay interest at its option to any Holder by wire transfer of immediately available funds to that Holder’s account, as specified by such Holder, within the United States.

(c)                                  Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)                                     The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided.  Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date).  The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be given to each Holder at its address as it appears in the Note Register, or by electronic means to the Depositary in the case of Global Notes, not less than 10 days prior to such special record date.  Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so given, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c). The Trustee shall have no responsibility whatsoever for the calculation of any Defaulted Amounts.

(ii)                                  The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04                             Execution, Authentication and Delivery of Notes.  The Notes shall be signed in the name and on behalf of the Company by the manual, facsimile, .PDF attachment or other electronically transmitted signature of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or any of its Executive or Senior Vice Presidents.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually or by facsimile, .PDF attachment or other electronically transmitted signature by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05                             Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

(a)                                 The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes.  Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time.  The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.  The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, redemption, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes selected for redemption in accordance with Article 16, except the unredeemed portion of any Note being redeemed in part.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)                                 So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary.  Each Global Note shall bear the legend required on a Global Note set forth in Exhibit A hereto.  The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian, except with respect to any transfer or exchange between any Global Notes bearing different CUSIP numbers) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c)                                  Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act.  The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note.  Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee.  Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, redeemed, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian.  At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, redeemed, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian (if other than the Trustee), at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d)                                 Any Note or Common Stock issued upon the conversion or exchange of a Note that is redeemed, repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144 under the Securities Act). The Company shall cause any Note that is redeemed, repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

(e)                                  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any agent of the Trustee shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.06                             Mutilated, Destroyed, Lost or Stolen Notes.  In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen.  In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by each of them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require.  No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen.  In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by each of them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.  To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, conversion or repurchase of negotiable instruments or other securities without their surrender.

The provisions of this Section 2.06 are exclusive and will preclude (except as otherwise required by applicable law) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.07                             Temporary Notes.  Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee may, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed).  Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company.  Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes.  Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08                             Cancellation of Notes Paid, Converted, Etc.  The Company shall cause all Notes surrendered for the purpose of payment, redemption, repurchase, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation pursuant to a written direction in accordance with the Trustee’s customary procedures.  All Notes delivered to the Trustee shall be canceled promptly by it, and, except as expressly permitted by the provisions of this Indenture in the case of Notes surrendered for registration of transfer or exchange, no Notes shall be authenticated in exchange thereof.  The Trustee shall dispose of canceled Notes in accordance with its customary procedures.

Section 2.09                             CUSIP Numbers.  The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10                             Additional Notes; Repurchases.  The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue price and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes or securities law purposes, such additional Notes shall have one or more separate CUSIP numbers.  Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.05, as the Trustee shall reasonably request.  In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives.  The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08 and such Notes shall no longer be considered outstanding under this Indenture upon their repurchase.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01                             Satisfaction and Discharge.  This Indenture and the Notes shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and the Notes, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Fundamental Change Repurchase Date, any Redemption Date, upon conversion or otherwise, cash or cash, shares of Common Stock, Warrants or a combination thereof, as applicable, sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company, including any Interest Make-Whole Payment; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture and the Notes have been complied with.  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01                             Payment of Principal and Interest.  The Company covenants and agrees that it will pay or cause to be paid the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02                             Maintenance of Office or Agency.  The Company will maintain in the continental United States of America an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the continental United States of America.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States of America for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency in the continental United States of America where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion. Notices and demands to or upon the Company in respect of the Notes and this Indenture may be served on the Company as provided in Section 17.03.

Section 4.03                             Appointments to Fill Vacancies in Trustee’s Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04                             Provisions as to Paying Agent.

(a)                                 If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)                                     that it will hold all sums held by it as such agent for the payment of the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)                                  that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)                               that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b)                                 If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)                                  Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)                                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years (or as of any common law escheatment date) after such principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The Borough of Manhattan, The City of New York, notice that such money remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid or delivered to the Company.

Section 4.05                             Existence.  Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06                             Annual Reports.

(a)                                 The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 or any successor rule under the Exchange Act), copies of any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission).  Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee for purposes of this Section 4.06(a) at the time such documents are filed via the EDGAR system (or any successor thereto), it being understood that the Trustee shall not be responsible for determining whether such filings have been made.

(b)                                 Delivery of the reports, information and documents described in subsection (b) above to the Trustee is for informational purposes only, and the information and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein, or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

Section 4.07                             Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08                             Compliance Certificate; Statements as to Defaults.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2017) an Officer’s Certificate stating whether the signers thereof have knowledge of any Event of Default or Default that occurred during the previous fiscal year.

In addition, the Company shall deliver to the Trustee, within 30 days after the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof.

Section 4.09                             Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.10                             Future Guarantees.  If, on or following the first date of original issuance of the Notes and prior to the Maturity Date, the Company incurs any indebtedness that is guaranteed by one or more Subsidiaries of the Company, any Subsidiary of the Company incurs any indebtedness that is guaranteed by the Company or any other Subsidiary of the Company, or any Subsidiary of the Company incurs any indebtedness for borrowed money (other than Excluded Indebtedness), each Subsidiary that guarantees such indebtedness, and each Subsidiary that incurs such indebtedness, in each case, that is not already a Guarantor of the Notes, shall fully and unconditionally guarantee on an unsecured basis the notes, and such guarantee of the Notes shall rank equally with the guarantee of such indebtedness or such indebtedness, as the case may be, on the terms set forth in Article 13.  The Company shall cause each such Subsidiary to:

(a)                                 execute and deliver a supplemental indenture to this Indenture permitted by Section 10.01(c), the form of which is attached as Exhibit B, pursuant to which such Subsidiary will agree to be a Guarantor under this Indenture and be bound by the terms of this Indenture applicable to Guarantors, including, but not limited to, Article 13; and

(b)                                 waive and not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such Subsidiary under its Note Guarantee.

Section 4.11                             Stockholder Approval.  The Company shall use its reasonable best efforts to obtain Stockholder Approval no later than the date that is 60 calendar days after the date of this Indenture; provided that if Stockholder Approval is not obtained on or prior to such date, the Company shall seek Stockholder Approval at each annual or special meeting of its stockholders thereafter until Stockholder Approval is obtained.

Section 4.12                             Aggregate Share Cap.  To the extent the Aggregate Share Cap is increased in accordance with the definition thereof, the Company shall promptly provide written notice thereof to the Trustee and the Holders of Notes.

ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01                             Lists of Holders.  The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each January 1 and July 1 in each year beginning with July 1, 2018, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02                             Preservation and Disclosure of Lists.  The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting.  The Trustee may destroy any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01                             Events of Default.  Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)                                 default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b)                                 default in the payment of principal of any Note when due and payable on the Maturity Date, upon Optional Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)                                  failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right, including the payment of any Interest Make-Whole Payment, and such failure continues for a period of three Business Days;

(d)                                 failure by the Company to issue a Fundamental Change Company Notice in accordance with Section 15.02(c) or notice of the Effective Date of a Make-Whole Fundamental Change in accordance with Section 14.03(b), in each case, when due;

(e)                                  failure by the Company to comply with its obligations under Article 11;

(f)                                   failure by the Company (or any Guarantor) for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(g)                                  default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $5,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, in either such case, if such default is not cured or waived, or the declaration that such indebtedness is due and payable is not rescinded, within 30 days;

(h)                                 the Company, any Guarantor or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors;

(i)                                     an involuntary case or other proceeding shall be commenced against the Company, any Guarantor or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days;

(j)                                    a final judgment or judgments for the payment of $5,000,000 (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any Subsidiary of the Company, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(k)                                 except as permitted by this Indenture, (i) any Note Guarantee of any Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or (ii) any Guarantor, or any Person acting on its behalf, shall deny or disaffirm its obligation under such Guarantor’s Note Guarantee.

Section 6.02                             Acceleration; Rescission and Annulment.  If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding.  If an Event of Default specified in Section 6.01(h) or Section 6.01(i) with respect to the Company or a Significant Subsidiary occurs and is continuing, 100% of the principal of, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Notes and the principal of any and all Notes that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal at the rate borne by the Notes at such time) and amounts due to the Trustee pursuant to Section 7.06, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.  Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.03                             Additional Interest.  Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(a) shall for the first 180 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Additional Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding for each day during such 180-day period on which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs to, and including, the 180th day after the occurrence of such an Event of Default. If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Notes.  On the 181st day after such Event of Default (if the Event of Default relating to the Company’s failure to file is not cured or waived prior to such 181st day), the Notes shall be immediately subject to acceleration as provided in Section 6.02.  The provisions of this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations as set forth in Section 4.06(a).  In the event the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 6.03 or the Company elected to make such payment but does not pay the Additional Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of any Event of Default described in the immediately preceding paragraph, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent (if other than the Trustee) of such election prior to the beginning of such 180-day period.  Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

In no event shall Additional Interest payable at the Company’s election as the remedy for an Event of Default relating to its failure to comply with its obligations under Section 4.06(a) as set forth in this Section 6.03, accrue at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

Additional Interest will be payable in arrears on each Interest Payment Date following the accrual in the same manner as regular interest on the Notes.

Section 6.04                             Payments of Notes on Default; Suit Therefor.  If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06.  If the Company shall fail to pay such amounts forthwith upon such demand, the

Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution.  To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05                             Application of Monies Collected by Trustee.  Any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under this Indenture;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time,  such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price and the Redemption Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price and the Redemption Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price and the Redemption Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06                             Proceedings by Holders.  Except to enforce the right to receive payment of principal (including, if applicable, the Fundamental Change Repurchase Price and the Redemption Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)                                 such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)                                 Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)                                  such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d)                                 the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)                                  no written direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein).  For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this

Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.07          Proceedings by Trustee.  In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08          Remedies Cumulative and Continuing.  Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09          Direction of Proceedings and Waiver of Defaults by Majority of Holders.  The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Fundamental Change Repurchase Price and Redemption Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes, (iii) a failure by the Company to repurchase any Notes when required or (iv) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected.  Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10          Notice of Defaults.  The Trustee shall send to all Holders as the names and addresses of such Holders appear upon the Note Register (or, in the case of Global Notes, pursuant to the customary procedures of the Depositary) notice of all Defaults actually known to a Responsible Officer of the Trustee within 90 days after a Responsible Officer of the Trustee receives written notice thereof, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as a committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11          Undertaking to Pay Costs.  All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Fundamental Change Repurchase Price and the Redemption Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 14.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01          Duties and Responsibilities of Trustee.  The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity and/or security reasonably satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)           prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)            the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith or willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)           whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)           the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes; and

(f)            if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

Section 7.02          Reliance on Documents, Opinions, Etc.  Except as otherwise provided in Section 7.01:

(a)           before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, an Opinion of Counsel or both, and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

(b)           the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(c)           any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(d)           the Trustee may consult with counsel of its selection and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(e)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(f)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(g)           the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(h)           under no circumstances shall the Trustee be liable in its individual capacity for the obligations evidenced by the Notes;

(i)            the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(j)            the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

(k)           the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(l)            the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(m)          in no event shall the Trustee be responsible or liable for any consequential, punitive, indirect or special loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(n)           the Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless a Responsible Officer shall have received written notice of such Default or Event of Default from the Company or any Holder in accordance with the notice provisions described in Section 17.03.

Section 7.03          No Responsibility for Recitals, Etc.  The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04          Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes.  The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 7.05          Monies to Be Held in Trust.  All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money held by the Trustee in trust hereunder need not be segregated from other funds or property except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06          Compensation and Expenses of Trustee.  The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall receive, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable and documented, out-of-pocket expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable and documented compensation, expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct.  The Company also covenants to indemnify the Trustee or any predecessor Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any and all losses, claims (whether asserted by the Company, a Holder or any other Person), damages, liabilities or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred without gross negligence or willful misconduct on the part of the Trustee or any predecessor Trustee, or their respective officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises, or in connection with enforcing the provisions of this Section 7.06.  The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for reasonable and documented, out-of-pocket expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes.  The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company.  The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee.  The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07          Officer’s Certificate and Opinion of Counsel as Evidence.  Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate and Opinion of Counsel delivered to the Trustee, and such Officer’s Certificate and Opinion of Counsel, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08          Eligibility of Trustee.  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09          Resignation or Removal of Trustee.

(a)           The Trustee may at any time resign by giving 30 calendar days’ written notice of such resignation to the Company and by giving notice thereof to the Holders at their addresses as they shall appear on the Note Register.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment within 60 days after the sending of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)           In case at any time any of the following shall occur:

(i)            the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)           the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction at the expense of the Company for the removal of the Trustee and the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)           The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee upon 30 calendar days’ written notice to the Trustee and the Company and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)           Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10          Acceptance by Successor Trustee.  Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.  Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register.  If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 7.11          Succession by Merger, Etc.  Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12          Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01          Action by Holders.  Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.  Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action.  The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02          Proof of Execution by Holders.  Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.  The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03          Who Are Deemed Absolute Owners.  The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary.  The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note.  Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04          Company-Owned Notes Disregarded.  In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by any Subsidiary thereof or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such

Notes and that the pledgee is not the Company, a Subsidiary thereof or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or a Subsidiary thereof.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05          Revocation of Consents; Future Holders Bound.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note.  Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

HOLDERS’ MEETINGS

Section 9.01          Purpose of Meetings.  A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)           to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)           to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)           to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)           to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02          Call of Meetings by Trustee.  The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine.  Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be given to Holders of such Notes at their addresses as they shall appear on the Note Register.  Such notice shall also be mailed to the Company.  Such notices shall be given not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03          Call of Meetings by Company or Holders.  In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by giving notice thereof as provided in Section 9.02.

Section 9.04          Qualifications for Voting.  To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05          Regulations.  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders.  Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06          Voting.  The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.02.  The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution.  The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07          No Delay of Rights by Meeting.  Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes. Nothing contained in this Article 9 shall be deemed or construed to limit any Holder’s actions pursuant to the applicable procedures of the Depositary so long as the Notes are Global Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01       Supplemental Indentures Without Consent of Holders.  The Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)           to cure any ambiguity, omission, defect or inconsistency;

(b)           to provide for the assumption by a Successor Company of the obligations of the Company under the Notes and this Indenture pursuant to Article 11;

(c)           to add guarantees with respect to the Notes or to release a Guarantor in accordance with Article 13;

(d)           to secure the Notes;

(e)           to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company under this Indenture;

(f)            to make any change that does not adversely affect the rights of any Holder;

(g)           to increase the Conversion Rate as provided in Article 14;

(h)           to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under this Indenture by more than one trustee;

(i)            to provide that the Notes are convertible into Reference Property in connection with any Specified Corporate Event, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes in accordance with Section 14.07;

(j)            to conform the provisions of this Indenture or the Notes to the “Description of Notes” section included as Exhibit A to the Exchange Agreement;

(k)           to make any changes to the guarantee provisions of this Indenture in accordance with Article 13; or

(l)            conform this Indenture to the requirements of the Trust Indenture Act as then in effect, to the extent the indenture is required to comply with the Trust Indenture Act.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02       Supplemental Indentures with Consent of Holders.  With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner, waiving or eliminating any of the provisions of this Indenture or the Notes or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)           reduce the principal amount of Notes whose Holders must consent to an amendment;

(b)           reduce the rate of or extend the stated time for payment of interest on any Note;

(c)           reduce the principal of or extend the Maturity Date of any Note;

(d)           make any change that adversely affects the conversion rights of any Notes;

(e)           reduce the Fundamental Change Repurchase Price or the Redemption Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)            make any Note payable in a currency, or at a place of payment, other than that stated in the Note;

(g)           change the ranking of the Notes;

(h)           impair the right of any Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(i)            make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09.

Upon the written request of the Company, and upon the filing with the Trustee of evidence satisfactory to it of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture.  It shall be sufficient if such Holders approve the substance thereof.  After any such supplemental indenture becomes effective, the Company shall give or cause to be given to the Holders a notice briefly describing such supplemental indenture. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.  The Company may elect at its sole discretion to have the Trustee deliver such notice on the Company’s behalf and at the Company’s sole expense.

Section 10.03       Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04       Notation on Notes.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.  Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 10.05       Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee.  In addition to the documents required by Section 17.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10, is permitted or authorized by this Indenture and is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with such supplemental indenture’s terms.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01       Company May Consolidate, Etc. on Certain Terms.  Subject to the provisions of Section 11.02, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of the properties and assets of the Company to, another Person, unless:

(a)           the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and this Indenture; and

(b)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the consolidated properties and assets of the Company and its direct and indirect Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease by the Company of all or substantially all of the Company’s consolidated properties and assets to another Person.

Section 11.02       Successor Corporation to Be Substituted.  In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part.  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance or transfer (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03       Opinion of Counsel to Be Given to Trustee.  If the Successor Company is not the Company, no such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the Trustee shall have received an Officer’s Certificate and an Opinion of Counsel certifying that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with this Indenture.

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01       Indenture and Notes Solely Corporate Obligations.  No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 13

GUARANTEES

Section 13.01       Note Guarantee.

(a)           If required pursuant to Section 4.10, and subject to this Article 13, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees, on a senior basis, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that (i) (x) the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, (y) accrued and unpaid interest (including Additional Interest), if any, on, and (z) the consideration due upon conversion of the Notes (including an Interest Make-Whole Payment, if applicable), shall be promptly paid in full when due, whether at maturity, by acceleration, conversion, repurchase or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, upon conversion or repurchase or otherwise. Failing payment by the Company when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)           The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture, or pursuant to Section 13.06.

(c)           If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantors, any amount paid either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)           Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantees.

(e)           Each Note Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation, reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Note Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(f)            In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g)           Each payment to be made by a Guarantor in respect of its Note Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

Section 13.02       Limitation on Guarantor Liability.  Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note

Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Debtor Relief Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 13, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Note Guarantee shall be entitled upon payment in full of all Note Guarantee obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Section 13.03       Execution and Delivery.  Subject to Section 4.10 and Section 13.01,

(a)           to evidence its Note Guarantee set forth in Section 13.01, each Guarantor hereby agrees that a supplemental indenture to this Indenture, the form of which is attached as Exhibit B, shall be executed on behalf of such Guarantor by an Officer or a person holding an equivalent title;

(b)           each Guarantor hereby agrees that its Note Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Note Guarantee on the Notes; and

(c)           if required by Section 4.10, the Company shall cause any Subsidiary to comply with the provisions of Section 4.10 and this Article 13, to the extent applicable.

Section 13.04       Subrogation.  Each Guarantor, if any, shall be subrogated to all rights of Holders against the Company in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 13.01; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Company under this Indenture or the Notes shall have been paid in full.

Section 13.05       Benefits Acknowledged.  Each Guarantor, if any, acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee, if any, are knowingly made in contemplation of such benefits.

Section 13.06       Release of Note Guarantees.

(a)           A Note Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and such Note Guarantee shall thereupon terminate and be discharged and of no further force and effect upon the occurrence of any of the following and no further action by such Guarantor, the Company or the Trustee shall be required for the release of such Guarantor’s Note Guarantee:

(i)            concurrently with any sale, exchange, disposition or transfer (by merger or otherwise) of any equity interests, or all or substantially all of the assets, of such Guarantor following which such Guarantor is no longer a Subsidiary of the Company;

(ii)           upon the release (other than discharge upon payment thereof which is the subject of clause (iv) below) of the guarantee by such Guarantor or the repayment of the Subsidiary indebtedness, in each case, that triggered the requirement to provide such Note Guarantee pursuant to Section 4.10, so long as, in each case, no other guarantee or indebtedness is outstanding at such time that would otherwise require the Subsidiary to guarantee the Notes at such time;

(iii)          upon the merger or consolidation of such Guarantor with and into either the Company or any other Guarantor that is the surviving Person in such merger or consolidation, or upon the liquidation of such Guarantor following the transfer of all or substantially all of its assets to either the Company or another Guarantor; or

(iv)          upon the Company’s obligations under this Indenture being discharged in accordance with the terms of this Indenture and the Notes; and

Such Guarantor shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such release have been complied with.  Notwithstanding the foregoing, neither the consent nor the acknowledgement of the Trustee shall be necessary to effect any such release.

(b)           At the request of the Company, the Trustee shall execute and deliver any documents reasonably required (and in a form and substance reasonably acceptable to the Trustee) in order to acknowledge such release, discharge and termination in respect of the applicable Note Guarantee. Neither the Company nor any Guarantor shall be required to make a notation on the Notes to reflect any Note Guarantee or any such release, termination or discharge.

Section 13.07       Successors and Assigns. This Article 13 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Trustee and the Holders and their successors and assigns and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

ARTICLE 14

CONVERSION OF NOTES

Section 14.01       Conversion Privilege.

(a)           Subject to and upon compliance with the provisions of this Article 14 (including, without limitation, Section 14.02(k)), each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note, at any time prior to the close of business on the Business Day immediately preceding the Maturity Date at an initial conversion rate of 749.6252 shares of Common Stock (subject to adjustment as provided in this Article 14, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Conversion Obligation”).

(b)

(i)            For any Conversion Date that occurs prior to the close of business on the Business Day immediately preceding January 1, 2021, the Company shall, in addition to the other consideration payable or deliverable in connection with any conversion of Notes, make an interest make-whole payment (an “Interest Make-Whole Payment”) in cash or in shares of Common Stock, at the Company’s election (subject to clause (iii) of this Section 14.01(c)), to such converting Holder equal to the sum of the present value of the remaining scheduled payments of interest that would have been made on the Notes to be converted had such Notes remained outstanding from the Conversion Date through January 1, 2021. The present values will be computed using a discount rate equal to 2% by a U.S. nationally recognized independent investment banking firm.

(ii)           Notwithstanding anything to the contrary in Section 14.01(b)(i), if a Conversion Date occurs after the close of business on a Regular Record Date but prior to the open of business on the Interest Payment Date corresponding to such Regular Record Date, the Company will not pay accrued interest to any converting Holder and will instead pay the full amount of the relevant interest payment on such Interest Payment Date to the Holder of record on such Regular Record Date. In such case, the Interest Make-Whole Payment to such converting Holder will equal the present value of all remaining interest payments, starting with the next Interest Payment Date for which interest has not been provided for through January 1, 2021.

(iii)          The Company may pay any Interest Make-Whole Payment either in cash or in shares of Common Stock, at the Company’s election.  In order to make such election, the Company must inform holders so converting, in writing, through the Trustee of its election no later than the close of business on the Trading Day immediately following the related Conversion Date (or, in the case of any conversion for which the relevant Conversion Date occurs after issuance of a Redemption Notice and on or prior to the close of business on the Business Day immediately preceding the related Redemption Date, in such Redemption Notice). If the Company does not make such election, the payment of any Interest Make-Whole Payment shall be in shares of Common Stock. If  the Company elects, or is deemed to have elected to pay any Interest Make-Whole Payment by delivering shares of Common Stock, the number of shares of Common Stock a converting Holder will receive shall be equal to (x) the number of shares that have a value equal to the amount of the Interest Make-Whole Payment due, divided by (y) the greater of (A) 95% of the simple average of the Daily VWAP for the 10 Trading Days immediately preceding the Conversion Date and (B) the Floor Price; provided that, unless and until the Company obtains Stockholder Approval, the Company may be required to deliver Warrants in respect of any such shares of Common Stock as described in Section 14.02(k).  The Company shall pay cash in lieu of delivering any fractional share pursuant to Section 14.02. If the Company elects to pay any Interest Make-Whole Payment in cash, the Company shall pay cash in an amount equal to the Interest Make-Whole Payment.

(iv)          The Company shall notify each converting Holder, the Trustee and the Conversion Agent (if other than the Trustee) in writing of such Interest Make-Whole Payment no later than the close of business on the Trading Day immediately following the relevant Conversion Date.  The Company shall pay the Interest Make-Whole Payment, if applicable, to the converting Holder on the same date it pays or delivers, as the case may be, the consideration due in respect of the Conversion Obligation to such Holder.

(v)           Notwithstanding anything to the contrary contained in this Indenture or any Note, (x) if the Company elects or is deemed to elect to pay any Interest Make-Whole Payment in shares of its Common Stock, the number of shares of Common Stock the Company may deliver in connection with a conversion of the Notes, including those delivered in connection with an Interest Make-Whole Payment, shall not exceed 862.0735 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment at the same time and in the same manner as the Conversion Rate as set forth under Section 14.04 and (y) if the Company elects to pay any Interest Make-Whole Payment in cash, the amount of cash that the Company may deliver in connection with an Interest Make-Whole Payment shall not exceed $130.43 per $1,000 principal amount of Notes.  The Company shall not be required to make any cash payments in lieu of any fractional share or have any further obligation to deliver any shares of Common Stock or pay any cash in excess of the thresholds described in the preceding sentence.  In addition, if in connection with any conversion the Conversion Rate is adjusted pursuant to Section 14.03, then such Holder will not receive the Interest Make-Whole Payment with respect to such Note.  None of the Trustee, Paying Agent or Conversion Agent shall be responsible for determining or calculating the Interest Make-Whole Payment or the Daily VWAP, for monitoring the sale price of the Common Stock over any period or for performing any other similar calculations under this Indenture.

Section 14.02       Conversion Procedure; Settlement Upon Conversion.

(a)           Subject to this Section 14.02 (including subsection (k) of this Section 14.02), Section 14.03(b) and Section 14.07(a), upon conversion of any Note, the Company shall deliver to the converting Holder, in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate, together with a cash payment, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 14.02, subject to Section 14.02(k), and the Interest Make-Whole Payment, if applicable, on the second Business Day immediately following the relevant Conversion Date. A Holder may convert fewer than all of such Holder’s Notes so long as the Notes converted are a multiple of $1,000 principal amount.

(b)                                 Subject to Section 14.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile, .PDF attachment or other electronic transmission thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation (and settlement of any Interest Make-Whole Payment) to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required, pay all transfer and similar taxes as set forth in Section 14.02(d) and Section 14.02(e) and (5) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h).  The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion.  No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation and Interest Make-Whole Payment, if applicable, with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)                                  A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above.  Subject to Section 14.02(k), the Company shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary for the full number of shares of Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation together with any cash or shares of Common Stock issuable in respect of any Interest Make-Whole Payment applicable to the conversion of such Note purusant to Section 14.01(b).

(d)                                 In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)                                  If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock (and/or Warrants, if applicable) upon conversion, unless the tax is due because the Holder requests such shares (and/or Warrants, if applicable) to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax.  The Company may refuse to deliver the certificates representing the shares of Common Stock (and/or Warrants, if applicable) being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)                                   Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 14.

(g)                                  Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian (if other than the Trustee) at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)                                 Subject to Section 14.01(b), upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below.  The Company’s settlement of the full Conversion Obligation (and any applicable Interest Make-Whole Payment) shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.  Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion.  Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for Notes in respect of which an Interest Make-Whole Payment is payable upon conversion; (2) for conversions following the Regular Record Date immediately preceding the Maturity Date; (3) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note; or (5) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date.  Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date, any Fundamental Change Repurchase Date described in clause (3) of the immediately preceding sentence and Redemption Date described in clause (5) of the immediately preceding sentence and Holders entitled to an Interest Make-Whole Payment upon conversion shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date regardless of whether their Notes have been converted following such Regular Record Date.

(i)                                     The Person in whose name the shares of Common Stock (and, if applicable, Warrants) shall be issuable upon conversion shall be treated as a stockholder (and, if applicable, holder of Warrants) of record as of the close of business on the relevant Conversion Date.  Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j)                                    The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Last Reported Sale Price of the Common Stock on the relevant Conversion Date and, with respect to an Interest Make-Whole Payment satisfied in whole or in part with shares of Common Stock, based on the simple average of the Daily VWAP of the Common Stock for the ten Trading Days immediately preceding the Conversion Date.

(k)                                 Notwithstanding anything to the contrary in this Indenture or the Notes, until the Company has obtained Stockholder Approval, if the aggregate number of shares of Common Stock issued in respect of all conversions of Notes (including related Interest Make-Whole Payments) with Conversion Dates prior to the Company obtaining Stockholder Approval exceeds (or will exceed after giving effect to such conversion (including any related Interest Make-Whole Payments the Company elects to pay for in shares of its Common Stock in accordance with Section 14.01(b)) the Aggregate Share Cap, the Company will deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted (or the portion thereof that would result in the Company issuing shares of Common Stock in excess of the Aggregate Share Cap) Warrants that, subject to Stockholder Approval, shall be exercisable on a cashless exercise basis into the number of shares of Common Stock that would otherwise be deliverable in respect of the conversion of such Notes (including any related Interest Make-Whole Payment the Company elects to pay for in shares of its Common Stock in accordance with Section 14.01(b)).  Any such Warrants delivered pursuant to this Section 14.02(k) shall be deemed to have been sold to the converting Holder on the pricing date of the 5.50% Notes Exchange; provided that for purposes of complying with the delivery obligation described in this Section 14.02(k), the Company will take into account the specific time in respect of which a Conversion Date occurs.  Notwithstanding anything to the contrary in Section 14.02(a), if the Company is required to deliver Warrants in respect of a Conversion Obligation or Interest Make-Whole Payment pursuant to this Section 14.02(k), the Company shall deliver such Warrants to the converting Holder as soon as reasonably practicable after the Conversion Date; provided that, for the avoidance of doubt, the Person in whose name any such Warrants shall be issuable upon conversion of Notes shall be treated as the holder of record in respect of such Warrants as of the close of business on the relevant Conversion Date and will therefore be subject to and have the benefits of the provisions of the Warrants at such time; provided further that if the Company obtains Stockholder Approval before delivering any Warrants due pursuant to this Section 14.02(k), the Company shall instead deliver the number of shares of Common Stock that it would have been obligated to deliver such Person if not for this Section 14.02(k).

(l)                                     Within three Trading Days of any conversion of Notes with a Conversion Date that occurs prior to the date of Stockholder Approval, the Company shall notify the Holders of such conversion, which notice shall include the number of shares that remain available under the Aggregate Share Cap after giving effect to the conversion prompting such notice.

Section 14.03                      Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes or Redemption Notice.

(a)                                 If (i) a Make-Whole Fundamental Change occurs or becomes effective prior to the Maturity Date or (ii) the Company gives a Redemption Notice with respect to any or all of the Notes pursuant to Section 16.01 and, in each case, a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change or Redemption Notice, as applicable, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below.  A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”). A conversion of Notes shall be deemed for these purposes to be “in connection with” a Redemption Notice if the Notice of Conversion of the Notes is received by the Conversion Agent from, and including, the date of the Redemption Notice until the close of business on the Business Day immediately preceding the Redemption Date.

(b)                                 Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change or an Optional Redemption pursuant to Section 16.01, as applicable, the Company shall deliver shares of the Common Stock, including Additional Shares, in accordance with Section 14.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, (i) the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price, and (ii) the Company will settle any Interest Make-Whole Payment due in connection therewith in cash.  The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date.

(c)                                  The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective or the date of the Redemption Notice, as the case may be (in each case, the “Effective Date”), and the price paid (or deemed to be paid) per share of the Common Stock in the Make-Whole Fundamental Change or with respect to the Optional Redemption, as the case may be (the “Stock Price”).  If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share.  Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change or the date of the Redemption Notice, as the case may be.  The Company shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date (as such term is used in Section 14.04) or expiration date of the event occurs during such five consecutive Trading Day period.

(d)                                 The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted.  The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(e)                                  The following table sets forth the number of Additional Shares of Common Stock by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$1.16	$1.33	$1.50	$1.75	$2.00	$2.25	$2.50	$2.75	$3.00
December 22, 2017	112.4483	94.2632	80.3733	65.0514	53.7200	45.0178	38.1440	32.5891	28.0167
January 1, 2019	112.4483	93.4511	79.6800	64.5371	53.3600	44.7778	37.9960	32.5055	27.9767
January 1, 2020	112.4483	92.1880	78.5000	63.6171	52.7250	44.3956	37.8240	32.5018	27.9767
January 1, 2021	112.4483	89.8496	76.0800	61.4229	50.9150	43.0000	36.8160	31.8400	27.7467
January 1, 2022	112.4483	85.6541	71.3533	56.7657	46.7150	39.3689	33.7480	29.2982	25.6767
January 1, 2023	112.4483	79.1128	63.2200	48.3029	38.8600	32.3822	27.6440	24.0036	21.1033
January 1, 2024	112.4483	67.2105	47.5600	32.3600	24.565	19.9689	16.9080	14.6764	12.9500
December 31, 2024	112.4483	2.25560	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i)                                     if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)                                  if the Stock Price is greater than $3.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii)                               if the Stock Price is less than $1.16 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 862.0735 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(f)                                   Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

Section 14.04                      Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)                                 If the Company exclusively issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0                         =                                         the Conversion Rate in effect immediately prior to the close of business on the Record Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR’                          =                                         the Conversion Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such Effective Date, as applicable;

OS0                           =                                         the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date, as applicable; and

OS’                            =                                         the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)                                 If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the declaration date for such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0                         =                                         the Conversion Rate in effect immediately prior to the close of business on the Record Date for such issuance;

CR’                          =                                         the Conversion Rate in effect immediately after the close of business on such Record Date;

OS0                           =                                         the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date;

X                                       =                                         the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y                                       =                                         the number of shares of Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance.  To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Record Date for such issuance had not occurred.

For purposes of this Section 14.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)                                  If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a) or Section 14.04(b), (ii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 14.04(d) shall apply and (iii) Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0                         =                                         the Conversion Rate in effect immediately prior to the close of business on the Record Date for such distribution;

CR’                          =                                         the Conversion Rate in effect immediately after the close of business on such Record Date;

SP0                             =                                         the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV                    =                                         the fair market value (as determined by the Board of Directors) of the Distributed Property with respect to each outstanding share of the Common Stock on the Record Date for such distribution.

Any increase made under the portion of this Section 14.04(c) above shall become effective immediately after the close of business on the Record Date for such distribution.  If such distribution is not so paid or made or, in the case of a distribution of rights, options or warrants, such rights, options or warrants are not exercised prior to their expiration, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.  If the Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 14.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Record Date for such distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0                         =                                         the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR’                          =                                         the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0               =                                         the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0                        =                                         the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that in respect of any conversion of Notes during the Valuation Period, references in the portion of this Section 14.04(c) related to Spin-Offs with respect to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date or Record Date, as applicable, with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(A)                               a dividend or distribution of shares of Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(B)                               a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then, in either case, (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such Effective Date, as applicable” within the meaning of Section 14.04(a) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 14.04(b).

(d)                                 If any cash dividend or distribution is made to all or substantially all holders of the Common Stock the Conversion Rate shall be adjusted based on the following formula:

where,

CR0                         =                                         the Conversion Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

CR’                          =                                         the Conversion Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0                             =                                         the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C                                       =                                         the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 14.04(d) shall become effective immediately after the close of business on the Record Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e)                                  If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0                         =                                         the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR’                          =                                         the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC                              =                                         the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0                           =                                         the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS’                            =                                         the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP’                              =                                         the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of Notes within the 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references in this Section 14.04(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and the Conversion Date in determining the Conversion Rate.  If the Company is obligated to purchase shares of the

Common Stock pursuant to any such tender or exchange offer described in this Section 14.04(e) but is permanently prevented by applicable law from effecting any such purchase or all or some portion of such purchases are rescinded, the applicable Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(f)                                   [Intentionally Omitted].

(g)                                  Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(h)                                 In addition to those adjustments required by clauses (a), (b), (c), (d) and (e) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest, subject to any applicable restrictions in the Company’s existing and future indebtedness and other contractual obligations.  In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event.  Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall send to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i)                                     Notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

(i)                                     upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)                                  upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)                               upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)                              solely for a change in the par value of the Common Stock; or

(v)                                 for accrued and unpaid interest, if any.

(j)                                    All calculations and other determinations under this Article 14 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. The Company shall not adjust the Conversion Rate pursuant to clause (a), (b), (c), (d) or (e) of this Section 14.04 unless the adjustment would result in a change of at least 1% in the then-effective Conversion Rate. However, the Company shall carry forward any adjustment to the Conversion Rate that is less than 1% of the then-effective Conversion Rate and take that adjustment into account in any subsequent adjustment. Notwithstanding the foregoing, all such carried-forward adjustments shall be made (i) in connection with any subsequent adjustment to the Conversion Rate of at least 1%, (ii) on the Conversion Date for any Notes, (iii) on the Effective Date of any Make-Whole Fundamental Change, unless the adjustment has already been made and (iv) on any date the Company delivers a Redemption Notice.

(k)                                 Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall give such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of this Indenture.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)                                     For purposes of this Section 14.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 14.05                      Adjustments of Prices.  Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices or the Daily VWAPs over a span of multiple days (including the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change or Optional Redemption), the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date or Record Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs or the Stock Price are to be calculated.

Section 14.06                      Shares to Be Fully Paid.  On and after the date the Company obtains Stockholder Approval, the Company shall reserve, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of Additional Shares pursuant to Section 14.03).

Prior to the Company obtaining Stockholder Approval, the Company shall reserve, free from premptive rights, out of its authorized but unissued shares or shares held in treasury, shares of Common Stock in a number equal to the Aggregate Share Cap (as may be reduced to the extent shares of Common Stock are delivered to settle conversions of the Notes) that will be provided for conversion of the Notes from time to time as such Notes are presented for conversion.

Section 14.07                      Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)                                 In the case of:

(i)                                     any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii)                                  any consolidation, merger, combination or similar transaction involving the Company,

(iii)                               any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv)                              any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Specified Corporate Event”), then the Company or the Successor Company, as the case may be, shall execute with the Trustee a supplemental indenture providing that, at and after the effective time of such Specified Corporate Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Specified Corporate Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Specified Corporate Event, together with any applicable Interest Make-Whole Payment, and, prior to or at the effective time of such Specified Corporate Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(i) providing for such change in the right to convert each $1,000 principal amount of Notes. At and after the effective time of the Specified Corporate Event: (A) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 (including an Interest Make-Whole Payment, if applicable) shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Specified Corporate Event, (B) any Warrants that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be exercisable for the amount and the type of Reference Property that a holder of that number of Warrants would have been entitled to receive in such Specified Corporate Event, and (C) the Daily VWAP shall be calculated based on the value of a unit of Reference Property that a holder of one share of the Common Stock would have received in such Specified Corporate Event.

If the Specified Corporate Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock.  If the holders of the Common Stock receive only cash in such Specified Corporate Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Specified Corporate Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per share of Common Stock in such Specified Corporate Event, together with any Interest Make-Whole Payment that is payable in respect of such conversions (which shall be payable solely in cash) and (B) the Company shall satisfy the Conversion Obligation and any Interest Make-Whole Payment by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion Date.  The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee), in writing, of such weighted average as soon as practicable after such determination is made.

If the Reference Property in respect of any such Specified Corporate Event includes shares of common equity, such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14.  If, in the case of any Specified Corporate Event, the Reference Property includes shares of stock, securities or other property or assets (other than cash and/or cash equivalents) of a Person other than the Company or the successor or purchasing corporation, as the case may be, such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Company shall reasonably consider necessary or appropriate.

(b)                                 When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company shall promptly provide the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Specified Corporate Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly give notice thereof to all Holders.  The Company shall cause notice of the execution of such supplemental indenture to be given to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.  The Company may elect at its sole discretion to have the Trustee deliver such notice on the Company’s behalf and at the Company’s sole expense.

(c)                                  The Company shall not become a party to any Specified Corporate Event unless its terms are consistent with this Section 14.07.  None of the foregoing provisions shall affect the right of a holder of Notes to convert its Notes into shares of Common Stock to the extent provided and as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Specified Corporate Event.

(d)                                 The above provisions of this Section shall similarly apply to successive Specified Corporate Events.

Section 14.08                      Certain Covenants.

(a)                                 The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)                                 The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)                                  The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

(d)                                 The Company further covenants that if the Company obtains Stockholder Approval, it shall provide written notice thereof to the Trustee and the Holders of Notes within five Business Days following such Stockholder Approval.

Section 14.09                      Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities (including, without limitation, any Warrants), property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities (including, without limitation, any Warrants) or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities (including, without limitation, any Warrants) or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to provide the Trustee prior to the execution of any such supplemental indenture) with respect thereto.  Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent promptly after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b). Notwithstanding any provision hereof, in no event shall the Trustee or any Conversion Agent have any responsibility with respect to the Warrants which may be issued from time to time pursuant to Section 14.02 hereof, including without limitation the determination of the right of any Holder to receive, or of the obligation of the Company to deliver, any Warrants, the determination of the number of Warrants required to be delivered by the Company hereunder or in connection with the delivery of any Warrants by the Company or the exercise of the Warrants by any Holder.

Section 14.10                      Notice to Holders Prior to Certain Actions.  In case of any:

(a)                                 action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.04 or Section 14.11;

(b)                                 Specified Corporate Event; or

(c)                                  voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be provided to the Trustee and the Conversion Agent (if other than the Trustee), in writing, and to be given to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Specified Corporate Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Specified Corporate Event, dissolution, liquidation or winding-up.  The Company may elect at its sole discretion to have the Trustee deliver such notice on the Company’s behalf and at the Company’s sole expense.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Specified Corporate Event, dissolution, liquidation or winding-up.

Section 14.11                      Stockholder Rights Plans.  If the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time. However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12                      Limit on Issuance of Shares of Common Stock Upon Conversion.  Notwithstanding the above, certain listing standards of The NASDAQ Global Market (and any similar rule of any securities exchange on which the Company’s Common Stock is listed at the relevant time) may limit the amount by which the Company may increase the Conversion Rate pursuant to the events described in Sections 14.04(b) through (e) and as described in Section 14.03 or issue Common Stock in respect of Interest Make-Whole Payments.  These standards generally require the Company to obtain the approval of its stockholders before entering into certain transactions that potentially result in the issuance of shares of the Common Stock at a Conversion Price less than the greater of the book value or $1.16 per share, the last reported sale price of the Common Stock on December 19, 2017.  Accordingly, the Company shall not take any voluntary action that would result in an adjustment to the Conversion Rate pursuant to Article 14 or that would otherwise result in a violation of such listing standards without complying, if applicable, with the stockholder approval rules of The NASDAQ Global Market and any similar rule of any securities exchange on which the Common Stock is listed at the relevant time. In accordance with these listing standards, these restrictions will apply at any time when the Notes are outstanding, regardless of whether the Company then has a class of securities listed on The NASDAQ Global Market.

Section 14.13                      Limit on Delivery of Shares of Common Stock Upon Conversion.

(a)                                 Notwithstanding the above and anything to the contrary in this Indenture, no Holder or beneficial owner of a Note shall have the right to receive shares of the Common Stock upon conversion, and any purported delivery of shares of the Common Stock to such Holder or beneficial owner shall be null and void, to the extent that, following receipt of such shares of the Common Stock, such Holder or beneficial owner (together with such Holder’s affiliates and any other Persons whose beneficial ownership of the Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act and the rule promulgated thereunder, including any “group” of which such Holder is a member) would be the beneficial owner (within the meaning of Section 13(d) under the Exchange Act and the rules promulgated thereunder) of more than 9.99% of the outstanding shares of the Common Stock; provided that if such Holder or beneficial owner is so prevented from receiving any shares of the Common Stock to which it would otherwise be entitled, the Company’s obligation to deliver such shares of the Common

Stock shall not be extinguished, and the Company shall deliver such shares of the Common Stock (or any designated portion thereof) within three Business Days following delivery of written notice from the converting Holder or beneficial owner to the Company that receipt of such shares (or any designated portion thereof) would not be prohibited by this Section 14.13(a) (this Section 14.13(a) being referred to as the “Blocker Provision”).

(b)                                 The provisions of this Section 14.13 may be construed and implemented by the Company in a manner that is otherwise than in strict conformity with the terms of this Section 14.13 in order to correct this Section 14.13 (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 14.13 shall apply to a successor Holder of Notes.

(c)                                  The Trustee (including in its capacities as Note Registrar, Paying Agent and Conversion Agent) shall have no responsibility for construing or implementing the provisions of this Section 4.13 or for determining whether any Holder or beneficial owner of a Note would upon conversion be prevented from receiving any shares as a result of this paragraph.

ARTICLE 15

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01                      Intentionally Omitted]

Section 15.02                      Repurchase at Option of Holders Upon a Fundamental Change.

(a)                                 If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion thereof that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15.

(b)                                 Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon such Holder’s delivery, on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, of:

(i)                                     a duly completed notice (the “Fundamental Change Repurchase Notice”), (A) in the form set forth in Attachment 2 to the Form of Note attached hereto as

Exhibit A, if the Notes are Physical Notes, or (B) in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes; and

(ii)                                  the Notes to be repurchased, duly endorsed for transfer to the Paying Agent, (A) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Physical Notes, or (B) in accordance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Physical Notes to be repurchased shall state:

(iii)                               the certificate numbers of the Notes to be delivered for repurchase;

(iv)                              the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(v)                                 that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)                                  On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a written notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof.  In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary.  Each Fundamental Change Company Notice shall specify:

(i)                                     the events causing the Fundamental Change;

(ii)                                  the date of the Fundamental Change;

(iii)                               the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)                              the Fundamental Change Repurchase Price;

(v)           the Fundamental Change Repurchase Date;

(vi)          the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)         if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii)        that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix)          the procedures that Holders must follow to require the Company to repurchase their Notes.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company. No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

(d)           Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 15.03       Withdrawal of Fundamental Change Repurchase Notice.

(a)           A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part), in the case of Holders of Physical Notes, by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)            the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii)           if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)          the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000.

A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part), in the case of Holders of Notes that are Global Notes, in accordance with appropriate procedures of the Depositary at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date.

Section 15.04       Deposit of Fundamental Change Repurchase Price.

(a)           The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price.  Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b)           If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and(iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and, if applicable, accrued and unpaid interest).

(c)           Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.05       Covenant to Comply with Applicable Laws Upon Repurchase of Notes.  In connection with any repurchase offer upon a Fundamental Change pursuant to this Article 15, the Company will, if required:

(a)           comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b)           file a Schedule TO or any other required schedule under the Exchange Act; and

(c)           otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

ARTICLE 16

OPTIONAL REDEMPTION

Section 16.01       Optional Redemption.  No sinking fund is provided for the Notes.  The Notes shall not be redeemable by the Company prior to January 1, 2021.  On or after January 1, 2021, following the Company’s receipt of Stockholder Approval, the Company may redeem (an “Optional Redemption”) for cash all or any portion of the Notes, at the Redemption Price, if the Last Reported Sale Price of the Common Stock has been at least 130% of the Conversion Price then in effect (x) for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Redemption Notice in accordance with Section 16.02 and (y) on any Trading Day on or after the fifth Trading Day immediately preceding the date on which the Company provides the Redemption Notice in accordance with Section 16.02.

Section 16.02       Notice of Optional Redemption; Selection of Notes.

(a)           In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any portion of the Notes pursuant to Section 11.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 35 calendar days prior to the Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Optional Redemption (a “Redemption Notice”) not less than 30 nor more than 60 calendar days prior to the Redemption Date to each Holder of Notes so to be redeemed as a whole or in part; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee.

(b)           The Redemption Notice, if delivered in accordance with this Section 16.02 and Section 17.03, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.  In any case, failure to give such Redemption Notice by mail or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c)           Each Redemption Notice shall specify:

(i)            the Redemption Date;

(ii)           the Redemption Price;

(iii)          that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv)          the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)           that Holders may surrender their Notes for conversion at any time after the date of the Redemption Notice and prior to the close of business on the Business Day immediately preceding the Redemption Date (unless the Company fails to pay the Redemption Price, in which case a Holder may convert such Notes until the Business Day immediately preceding the date on which the Redemption Price has been paid or duly provided for);

(vi)          the procedures a converting Holder must follow to convert its Notes;

(vii)         the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 14.03;

(viii)        if an Intrest Make-Whole Payment would be due in respect of any conversions that take place between the date of the Redemption Notice and the Business Day immediately preceding the Redemption Date, whether the Company elects to pay any such Interest Make-Whole Payment in cash or shares of its Common Stock;

(ix)          the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(x)           in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

A Redemption Notice shall be irrevocable.

(d)           If fewer than all of the outstanding Notes are to be redeemed, the Trustee shall select the Notes to be redeemed (in principal amounts of $1,000 or integral multiples of $1,000 in excess thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate; provided that if the Notes are in the form of a Global Note, the Notes to be redeemed shall be selected in accordance with and subject to the customary procedures of the Depositary.  If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

Section 16.03       Payment of Notes Called for Redemption.

(a)           If any Redemption Notice has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price.  On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)           Prior to 11:00 a.m., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall set aside, segregate and hold in trust as provided in Section 4.04 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date.  Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes.

(c)           The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price and any amounts due and owing to the Trustee or Paying Agent.

Section 16.04       Restrictions on Redemption.  The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

ARTICLE 17

MISCELLANEOUS PROVISIONS

Section 17.01       Provisions Binding on Company’s Successors.  All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02       Official Acts by Successor Corporation.  Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 17.03       Addresses for Notices, Etc.  Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post officeletter box addressed (until another address is filed by the Company with the Trustee) to Egalet Corporation, 600 Lee Road, Suite 100, Wayne, PA 19087, Attention:  Chief Financial Officer, with a copy to Dechert LLP, 1095 Avenue of the Americas, New York, NY 10036, Attention:  David Rosenthal.  Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing.  If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed; provided that notices given to Holders of Global Notes may be given through the facilities of the Depositary.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 17.04       Governing Law; Jurisdiction.  THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05       Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee.  Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such action is permitted by the terms of this Indenture and that all conditions precedent under the Indenture, if any, have been complied with; provided, that an issuer of an Opinion of Counsel may rely as to matters of fact on an Officer’s Certificate or a certificate of a public official.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company or any Guarantor in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08) shall include (i) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (iii) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (iv) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and all conditions precedent have been complied with.

Section 17.06       Legal Holidays.  In any case where any Interest Payment Date, Fundamental Change Repurchase Date, Redemption Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.07       No Security Interest Created.  Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the UniformCommercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08       Benefits of Indenture.  Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09       Table of Contents, Headings, Etc.  The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 17.10       Authenticating Agent.  The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes.  For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication.  Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company.  The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall give notice of such appointment to all Holders, with such notice, in the case of Holders of Physical Notes, to be mailed to such Holders, as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

Section 17.11       Execution in Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall be deemed to be their original signatures for all purposes.

Section 17.12       Severability.  In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13       Waiver of Jury Trial.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14       Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 17.15       Calculations.  Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes.  These calculations include, but are not limited to,  determinations of whether the Notes are convertible and determinations of the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Aggregate Share Cap, accrued interest payable on the Notes and the Conversion Rate of the Notes.  The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes.  The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.  The Trustee will forward the Company’s calculations to any Holder of Notes upon the written request of that Holder at the sole cost and expense of the Company. The Trustee (including in its capacities as Note Registrar, Paying Agent and Conversion Agent, as the case may be) shall have no responsibility to determine whether the Notes are convertible pursuant to Article 14 or to monitor the Daily VWAPs or the Stock Price.

The Trustee and the Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same.  The Trustee and the Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and the Conversion Agent make no representations with respect thereto.  Neither the Trustee nor the Conversion Agent shall be responsible for any failure by the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the Company’s duties, responsibilities or covenants contained in this Indenture.

Section 17.16       USA PATRIOT Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 17.17       FATCA.  In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Law”) a foreign financial institution, issuer, trustee, paying agent, holder or other institution is or has agreed to be subject to related to the Indenture, the Company agrees (a) to provide to the Trustee sufficient information about holders or other applicable parties and/or transactions (including any modification to the terms of such transactions) so the Trustee can determine whether it has tax related obligations underApplicable Law, (b) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law for which the Trustee shall not have any liability, and (c) to hold harmless the Trustee (in any capacity under this Indenture) for any losses it may suffer due to the actions it takes to comply with such Applicable Law.  The terms of this Section 17.17 shall survive the termination of this Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

EGALET CORPORATION

By:	/s/ Robert S. Radie
Name: Robert S. Radie
Title: Chief Executive Officer

EGALET US INC.

By:	/s/ Robert S. Radie
Name: Robert S. Radie
Title: Chief Executive Officer

EGALET LIMITED

By:	/s/ Robert S. Radie
Name: Robert S. Radie
Title: Chief Executive Officer

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Francine Kincaid
Name: Francine Kincaid
Title: Vice President

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

EGALET CORPORATION

6.50% Convertible Senior Note due 2024

No. [          ]
[Initially](1) $[                 ]
CUSIP No. [                  ]

Egalet Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.](2) [              ](3), or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto](4) [of $[              ]](5), which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $23,888,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on December 31, 2024, and interest thereon as set forth below.

This Note shall bear interest at the rate of 6.50% per year from December 22, 2017, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until December 31, 2024; provided that if Stockholder Approval is not obtained on or prior to July 1, 2018, from and after such date the Notes shall bear interest at the rate of 10.00% per year unless and until Stockholder Approval is obtained and the Company delivers notice thereof to the Holders and the Trustee in accordance with the Indenture.  Interest is payable semi-annually in arrears on each January 1 and July 1, commencing on July 1, 2018, to Holders of record at the close of business on the preceding June 15 and December 15 (whether or not such day is a Business Day), respectively; provided that the final interest payment will be made on December 31, 2024. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.  Additional Interest will be payable as set forth in Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.03, and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

(1)  Include if a global note.

(2)  Include if a global note.

(3)  Include if a physical note.

(4)  Include if a global note.

(5)  Include if a physical note.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.  As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose.  The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in the continental United States of America as a place where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into shares of Common Stock on the terms and subject to the limitations set forth in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

EGALET CORPORATION

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

EGALET CORPORATION
6.50% Convertible Senior Note due 2024

This Note is one of a duly authorized issue of Notes of the Company, designated as its 6.50% Convertible Senior Notes due 2024 (the “Notes”), limited to the aggregate principal amount of $23,888,000 all issued or to be issued under and pursuant to an Indenture dated as of December 27, 2017 (the “Indenture”), between the Company and The Bank of New York Mellon (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.  Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.  Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, the Redemption Price on any Redemption Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Fundamental Change Repurchase Price and the Redemption Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money and/or shares of Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall not be redeemable at the Company’s option prior to January 1, 2021.  On or after January 1, 2021, following the Company’s receipt of Stockholder Approval, the Notes may be redeemed by the Company, subject to the satisfaction of certain conditions and in accordance with the terms specified in the Indenture.

The Notes are not subject to any sinking fund.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.  Under certain circumstances, the Notes may be guaranteed by one or more Subsidiaries of the Company pursuant to the terms of the Indenture.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option prior to the close of business on the Business Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into shares of Common Stock at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture. Notwithstanding anything to the contrary in this Indenture or the Notes, until the Company has obtained Stockholder Approval, if the aggregate number of shares of Common Stock issued in respect of all conversions of Notes (including related Interest Make-Whole Payments) with Conversion Dates prior to the Company obtaining Stockholder Approval exceeds (or will exceed after giving effect to such conversion (including any related Interest Make-Whole Payment the Company elects to pay for in shares of its Common Stock in accordance with Section 14.01(b)) the Aggregate Share Cap, the Company will  deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted (or, in accordance with Section 14.02(k), the portion thereof that would result in the Company issuing shares of Common Stock in excess of the Aggregate Share Cap) Warrants that, subject to Stockholder Approval, shall be exercisable on a cashless exercise basis into the number of shares of Common Stock that would otherwise be deliverable in respect of the conversion of such Notes including any related Interest Make-Whole Payment the Company elects to pay for in shares of its Common Stock in accordance with Section 14.01(b). Any such Warrants delivered pursuant to this paragraph and the applicable terms of the Indenture shall be deemed to have been sold to the converting Holder on the pricing date of the 5.50% Notes Exchange; provided that for purposes of complying with the delivery obligation described in this paragraph, the Company will take into account the specific time in respect of which a Conversion Date occurs.

The Company shall, in addition to the other consideration payable or deliverable in connection with any conversion of Notes, make an Interest Make-Whole Payment to the extent and as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN  = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A(6)

SCHEDULE OF EXCHANGES OF NOTES

EGALET CORPORATION
6.50% Convertible Senior Notes due 2024

The initial principal amount of this Global Note is                DOLLARS ($[                  ]).  The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

(6)  Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

EGALET CORPORATION
6.50% Convertible Senior Notes due 2024

To:                             THE BANK OF NEW YORK MELLON
101 Barclay Street, New York, New York 10286
Attention: Corporate Trust Administration

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into shares of Common Stock (and/or Warrants, if applicable) in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock (and/or Warrants, if applicable) issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  If any shares of Common Stock (and/or Warrants, if applicable) or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture.  Any amount required to be paid to the undersigned on account of interest accompanies this Note.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated:

Signatures(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

1

Fill in for registration of shares (and/or Warrants, if applicable) if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code) Please print name and address
Principal amount to be converted (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

EGALET CORPORATION
6.50% Convertible Senior Notes due 2024

To:                             THE BANK OF NEW YORK MELLON
101 Barclay Street, New York, New York 10286
Attention: Corporate Trust Administration

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from or on behalf of Egalet Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Certificate No:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

EGALET CORPORATION
6.50% Convertible Senior Notes due 2024

For value received                                              hereby sell(s), assign(s) and transfer(s) unto                                    (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                        attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

EXHIBIT B

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY GUARANTORS]

SUPPLEMENTAL INDENTURE dated as of [            ] [    ], 20[    ], between [            ] (the “Guaranteeing Subsidiary”), a subsidiary of Egalet Corporation, a Delaware corporation (the “Company”), and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of December 27, 2017, providing for the issuance of the Company’s 6.50% Convertible Senior Notes due 2024 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 10.01(c) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.             Capitalized Terms.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             Guarantor.  The Guaranteeing Subsidiary hereby agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 13 thereof.

3.             Governing Law.  THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

4.             Execution in Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of

B-1

the parties hereto transmitted by facsimile, PDF or other electronic transmission shall be deemed to be their original signatures for all purposes.

5.             Headings.  The titles and headings of the sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

6.             Not Responsible for Recitals.  The recitals contained herein shall be taken as the statements of the Company and the Guaranteeing Subsidiary, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture or of the Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

B-2

EXHIBIT C

FORM OF COMMON STOCK PURCHASE WARRANT

EGALET CORPORATION

This COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, [             ] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the earlier of (i) Stockholder Approval or (ii) Secondary Stockholder Approval with respect to the Warrant Shares (in each case, as defined below) (the “Initial Exercise Date”) and on or prior to the close of business on the December 31, 2024, or if such date is not a Trading Day, the next succeeding Trading Day (the “Termination Date”) but not thereafter, to subscribe for and purchase from Egalet Corporation, a Delaware corporation (the “Company”), [       ](7) shares (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1.              Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings given to them below or in the Indenture, dated as of December 27, 2017, by and between the Company, the Guarantors and The Bank of New York Mellon, as trustee.

“Common Stock Equivalents” means any securities of the Company or the Company’s subsidiaries which would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, shares of Common Stock.

“Secondary Stockholder Approval” means when each of the following occurs: (a) the Company amends its certificate of incorporation to increase the number of authorized shares of Common Stock to an amount sufficient, after taking account of all shares of Common Stock reserved or necessary to satisfy the Company’s obligations (other than pursuant to the Indenture) to issue shares of Common Stock in accordance with any contractual or other enforceable obligation of the Company, to settle the exercise of the Warrant Shares and (b) the Company has reserved such amount of shares of Common Stock for issuance pursuant to the terms of this Warrant.

“Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of delivery of the Notice of Exercise.  For the avoidance of doubt, the Standard Settlement Period as of the Initial Exercise Date is two (2) Trading Days.

(7)  A number of shares of Common Stock equal to (x), for each $1,000 of principal amount of Notes converted, the Conversion Rate per $1,000 principal amount of Notes in effect on the Conversion Date for such Notes in respect of which the Warrant is being issued plus (y) the number of shares of Common Stock that the Company elects to deliver in respect of the Interest Make-Whole Payment due, if any, in respect of such Notes.

“Trading Market” means any of the following markets or exchanges on which the shares of Common Stock are listed or quoted for trading on the date in question: The NASDAQ Global Market (or any successors thereto) or, if the Common Stock is not then listed on The NASDAQ Global Market (or any successors thereto), the principal other U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading.

“Transfer Agent” means Broadridge Corporation Issuer Solutions, Inc., and any successor transfer agent of the Company.

Section 2.            Exercise.

a)                            Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy (or e-mail attachment) of the Notice of Exercise in the form annexed hereto.  No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall, but without delaying the Company’s requirement to deliver Warrant Shares on the applicable Warrant Share Delivery Date (as defined below), surrender this Warrant to the Company for cancellation as soon as practicable following the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Trading Day of receipt of such notice.  The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

b)                            Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $0.01 per share (the “Exercise Price”); provided, that the aggregate Exercise Price for the Warrant Shares shall be deemed to have been paid by the Holder (or its predecessor-in-interest) on the closing date of the offering of the Notes in connection with the transactions contemplated by the Exchange Agreements.

c)                             Cashless Exercise. This Warrant may be exercised, at any time on or after the Initial Exercise Date and prior to the close of business on the Termination Date, in whole or in part, by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares, as set forth in the applicable Notice of Exercise, equal to the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

With respect to any Warrant Shares issued pursuant to any such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised.  The Company agrees not to take any position contrary to this Section 2(c).

d)            Mechanics of Exercise.

i.              Delivery of Warrant Shares Upon Exercise.  The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) by the final day of the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”).  Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares.  If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the closing price of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth (5th) Trading Day after such liquidated damages begin to accrue) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise; provided, however, that notwithstanding the foregoing, the Holder shall not be entitled to such liquidated damages if the Holder is entitled to the Buy-In payments pursuant to Section 2(d)(iv) below.  The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable.

ii.             Delivery of New Warrants Upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant certificate, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

iii.            Rescission Rights.  If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

iv.            Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder was entitled to receive upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions), and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate actual sale price (including brokerage commissions) giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall promptly provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In together with applicable confirmations and other evidence reasonably requested by the Company.  Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof; provided, however, that the Holder shall not be entitled to both (i) require the reinstatement of the portion of the Warrant and the equivalent Warrant Shares for which such exercise was not honored and (ii) receive the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements hereunder.

v.             No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

vi.            Charges, Taxes and Expenses.  Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.  The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.

vii.           Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

e)                             Holder’s Exercise Limitations.    The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Exchange Act and the applicable rules and regulations of the Commission, including any “group” of which the Holder is a member (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, the Notes and any other warrants or other convertible debt securities of the Company) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  For purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.  The submission of a Notice of Exercise shall be deemed to be the Holder’s representation that the exercise of this Warrant is not subject to the limitation contained in this Section 2(e).  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2(e), in determining the number of outstanding shares of Common Stock, a Holder may rely on the number of outstanding shares of Common Stock as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding.  Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.  In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates or Attribution Parties since the date as of which such number of outstanding shares of Common Stock was reported.  The “Beneficial Ownership Limitation” shall be [4.99]%(8) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.  [The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply.  Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company.](9)  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

Section 3.              Certain Adjustments.

a)                            Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company (each, a “Dilutive Event”), then, in each case, the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted in a good faith, commercially reasonable manner to preserve the fair value of the Warrants.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)            Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of

(8)  9.99% for any warrants issued to 5% or more beneficial owners.

(9)  To be removed from any warrants issued to 5% or more beneficial owners.

shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

c)             Pro Rata Distributions.  During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

d)            Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a

“Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant).  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the Exercise Price hereunder to such shares of capital stock (but taking into account the value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” shall refer instead to the Company or the Successor Entity, as applicable), and, as applicable, the Company or the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant with the same effect as if, as applicable, the Company or such Successor Entity or Successor Entities, jointly and severally, had been named as the Company herein.

e)                             Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

f)                             Notice to Holder.  Whenever the number of Warrant Shares is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by facsimile or email a notice setting forth the number of Warrant Shares after such adjustment and setting forth a brief statement of the facts requiring such adjustment. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by facsimile or email to the Holder at its last facsimile number or email address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified (or, less than 20 calendar days, if sent concurrently upon the notice sent to the Company’s stockholders or public disclosure by the Company of such events), a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Company’s subsidiaries, the Company shall simultaneously file such notice with the Securities and Exchange Commission pursuant to a Current Report on Form 8-K.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.              Transfer of Warrant.

a)                            Transferability.  This Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer; provided, that any such transfer shall be made subject to the Holder’s obligations pursuant to Section 2.11 of the Exchange Agreement.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.  Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within two (2) Trading Days of the date the Holder delivers an assignment form to the Company assigning this Warrant full.  The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

b)                                                                                     New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

c)                                                                                      Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.                                           Miscellaneous.

a)                                     No Rights as Stockholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3.

b)                                                                                     Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)                                                                                      Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then, such action may be taken or such right may be exercised on the next succeeding Trading Day.

d)                                                                                     Authorized Shares.

(i) The Company covenants that, following the date of Stockholder Approval or Secondary Stockholder Approval, as applicable, and during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(ii) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) following the date of Stockholder Approval or Secondary Stockholder Approval, as applicable, take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

(iii) Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)                                                                                      Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

f)                                                                                       Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.

g)                                                                                      Non-waiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies.  Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

h)                                                                                     Notices.  Any notices, consents, waivers or other document or communications required or permitted to be given or delivered under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) Trading Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be, if to the Holder, to its address, facsimile number or e-mail address set forth herein or on the books and records of the Company, and if to the Company:

Address:	Egalet Corporation
600 Lee Road, Suite 100
Wayne, Pennsylvania 19087
Telephone:	(610) 833-4200
Attention:	Chief Financial Officer
Email:	smusial@egalet.com

Or, in each of the above instances, to such other address, facsimile number or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party at least five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient email address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.

i)                                                                                         Limitation of Liability.  No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

j)                                                                                        Successors and Assigns.  Subject to applicable securities laws and the Holder’s obligations pursuant to Section 2.11 of the Exchange Agreement, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

k)                                                                                     Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holders of Warrants of the same class representing not less than a majority of the Warrant Shares obtainable upon exercise of the aggregate number of Warrants of such class then outstanding; provided, that any modification or amendment that disproportionately and materially adversely impacts a Holder shall require the consent of such Holder.

l)                                                                                         Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant. The provisions of this Warrant shall be construed and implemented in a manner otherwise than in strict conformity with the terms of hereof which may be defective or inconsistent with the rules and regulations of the Trading Market and the parties hereby agree to make changes or supplements necessary or desirable to comply with such rules and regulations.

m)                                                                                 Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

n)                                                                                     Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

********************

(Signature Page Follows)

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

EGALET CORPORATION

By:
Name:
Title:

EXHIBIT A

NOTICE OF EXERCISE

TO:                           EGALET CORPORATION

The undersigned hereby elects to purchase          Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full).  By executing this notice, the undersigned Holder represents that it has complied with the Holder’s exercise limitations set forth in Section 2(e) of the Warrant. Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information.  Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: ,

Holder’s Signature:

Holder’s Address:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.